Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy A. Bonang, Vice President, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Closes Sale of Two Hospitals for $90 Million

Expects to Recognize Gain on Sale of Over $30 Million

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Newton, MA (January 2, 2014):  Senior Housing Properties Trust (NYSE: SNH) today announced that on December 31, 2013 it closed the previously announced sale of two rehabilitation hospitals for $90 million and expects to recognize a gain on sale of over $30 million.  The hospitals were sold to a joint venture comprised of affiliates of The Sanders Trust, LLC of Birmingham, AL and Harrison Street Real Estate Capital, LLC of Chicago, IL.

The two hospitals sold are New England Rehabilitation Hospital located in Woburn, MA and Braintree Rehabilitation Hospital located in Braintree, MA.  These hospitals were acquired by SNH in 2002; and the hospitals’ real estate assets were leased to Five Star Quality Care, Inc. (NYSE: FVE) under SNH’s FVE Lease No. 2.  With the sale, FVE transferred its operating rights and obligations to entities affiliated with Reliant Hospital Partners, LLC (Reliant), a private company located in Richardson, TX, which will operate the hospitals.

A large majority of the revenues at the sold hospitals are paid by Medicare.  With the completion of this sale, only 2% of SNH’s total revenues (based upon revenues for the three months ended September 30, 2013) are derived from the ownership of healthcare facilities where Medicare and Medicaid represent a majority of revenues.  The two hospitals were leased by SNH to FVE under a combination lease which also includes 51 senior living properties.  The rent reduction which SNH will experience as a result of this sale will be $9.5 million per year.  With this rent reduction, the total of all rent received by SNH from FVE under the four combination leases with FVE represents only 26% of SNH’s total revenues (based upon revenues for the three months ended September 30, 2013).

David Hegarty, President and Chief Operating Officer of SNH, made the following statement concerning the transaction:

“With this sale our decade plus plan, to reduce SNH’s exposure to possible future reductions in government funded Medicare and Medicaid programs, is nearly complete.  Now, 98% of SNH’s revenues have limited exposure to government funding.  We are pleased that we were able to complete the sale of these two hospitals ahead of our expected timeframe of mid-year 2014.”

Senior Housing Properties Trust is a real estate investment trust, or REIT, which owns independent and assisted living communities, medical office buildings, nursing homes and wellness centers throughout the United States.  SNH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME WHICH ARE BEYOND SNH’S CONTROL. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT SNH EXPECTS TO RECOGNIZE A GAIN ON SALE OF OVER $30 MILLION.  IN FACT, SNH HAS NOT RECEIVED ALL INVOICES FOR SERVICES ASSOCIATED WITH THIS SALE AND SNH’S FOURTH QUARTER RESULTS HAVE NOT BEEN AUDITED.  THEREFORE, THE GAIN ON SALE MAY END UP BEING MORE OR LESS THAN $30 MILLION.

•                  THIS PRESS RELEASE STATES THAT WITH THE HOSPITALS’ SALE, ONLY 2% OF SNH’S TOTAL REVENUES (BASED UPON REVENUES FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013) WILL BE FROM THE OWNERSHIP OF HEALTHCARE FACILITIES WHERE MEDICARE AND MEDICAID REPRESENT A MAJORITY OF REVENUES.  THE IMPLICATION OF THIS STATEMENT MAY BE THAT SNH IS ONLY NOMINALLY EXPOSED TO MEDICARE AND MEDICAID PROGRAM REVENUES.  HOWEVER: (I) SOME RESIDENTS AT SNH OWNED FACILITIES MAY BECOME ELIGIBLE FOR MEDICARE AND MEDICAID REVENUES BECAUSE THEIR PRIVATE RESOURCES BECOME EXHAUSTED; (II) THE MEDICARE AND MEDICAID PROGRAMS MAY BE CHANGED TO PROVIDE PAYMENTS FOR ADDITIONAL RESIDENTS OR PATIENTS OF SNH OWNED HEALTHCARE FACILITIES; OR (III) SNH MAY IN THE FUTURE ACQUIRE HEALTHCARE FACILITIES WHERE A MAJORITY OF THE REVENUES ARE RECEIVED FROM THE MEDICARE AND MEDICAID PROGRAMS.  ACCORDINGLY, SNH CANNOT PROVIDE ANY ASSURANCE THAT ITS FUTURE REVENUES FROM FACILITIES WHERE THE MAJORITY OF REVENUES ARE RECEIVED FROM THE MEDICARE AND MEDICAID PROGRAMS WILL NOT INCREASE AS A PERCENTAGE OF SNH’S TOTAL REVENUES.

•                  THIS PRESS RELEASE STATES THAT WITH THE HOSPITALS’ SALE, THE TOTAL OF ALL RENTS RECEIVED BY SNH FROM FVE UNDER THE FOUR SNH COMBINATION LEASES WITH FVE WILL REPRESENT ONLY 26% OF SNH’S TOTAL REVENUES (BASED UPON REVENUES FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013).  AN IMPLICATION OF THIS STATEMENT IS THAT SNH’S CONCENTRATED CREDIT RISK ASSOCIATED WITH FVE’S OPERATIONS IS 26% AND MAY BE FURTHER REDUCED.  HOWEVER:  (I) IN ADDITION TO

LEASING PROPERTIES FROM SNH, FVE ALSO MANAGES CERTAIN PROPERTIES FOR SNH’S TAXABLE SUBSIDIARIES; AND (II) SNH MAY IN THE FUTURE LEASE ADDITIONAL PROPERTIES TO FVE, INCREASE THE NUMBER OF SENIOR  LIVING COMMUNITIES MANAGED BY FVE OR ENTER OTHER COMMERCIAL ARRANGEMENTS WITH FVE.  ACCORDINGLY, SNH’S EXPOSURE TO FVE’S OPERATIONS MAY BE CONSIDERED TO BE GREATER THAN 26% OF SNH’S REVENUES AND THAT EXPOSURE MAY INCREASE IN THE FUTURE.

FOR THESE AND OTHER REASONS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

EXCEPT AS REQUIRED BY APPLICABLE LAW, SNH DOES NOT INTEND TO UNDERTAKE ANY OBLIGATION TO UPDATE THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF NEW INFORMATION WHICH MAY COME TO SNH’S ATTENTION, FUTURE EVENTS OR OTHERWISE.

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